BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C31179-2003
Barbara K. Cegavske (signature)	Filing Number 20200666430
Secretary of State State Of Nevada	Filed On 05/15/2020 14:31:40 PM
	Number of Pages 6

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☑ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: CAMBER ENERGY, INC. Entity or Nevada Business Identification Number (NVID): NV20031543580
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Certificate of Designation Date of Designation: 12/29/2011 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Robert Schleizer Signature of Officer Date: 05/15/2020

This form must be accompanied by appropriate fees.

Filed in the Office of *Barbara K. Cegavske* Secretary of State State Of Nevada	Business Number C31179-2003 Filing Number 20200666430 Filed On 05/15/2020 14:31:40 PM Number of Pages 6

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Camber Energy, Inc. Entity or Nevada Business Identification Number (NVID): C31179-2003
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series B Redeemable Convertabl Date of Designation: 08/25/2016 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * See Exhibit A
8. Signature: (Required)	X [signature] Signature of Officer Date: 5/15/2020

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS OF CAMBER ENERGY, INC.

Pursuant to Section 78.315 of the Nevada Revised Statutes (the "**NRS**"), which authorizes the taking of action by the unanimous written consent of the Board of Directors of a Nevada corporation, without a meeting, the undersigned, being all of the members of the Board of Directors (the "**Directors**" or the "**Board**") of Camber Energy, Inc., a Nevada corporation (the "**Company**"), hereby acknowledge the following statements, give their unanimous written consent and take the following actions pursuant to this unanimous written consent to action without meeting (the "**Consent**"):

Withdrawal of Series A, B, D, E and F Preferred Stock

WHEREAS, there are no shares of the Company's (1) Series A Convertible Preferred Stock[1] ("**Series A Preferred**"); (2) Series B Redeemable Convertible Preferred Stock[2] ("**Series B Preferred**"); (3) Series D Convertible Preferred Stock[3] ("**Series D Preferred**"); (4) Series E Redeemable Convertible Preferred Stock[4] ("**Series E Preferred**"); or (5) Series F Redeemable Preferred Stock[5] ("**Series F Preferred**") issued or outstanding;

WHEREAS, the Series A Preferred were established by the filing of a Certificate of Designations with the Secretary of State of Nevada on November 10, 2011 (the "**Series A Designation**"); the Series B Preferred were established by the filing of an Amended and Restated Certificate of Designation with the Secretary of State of Nevada on August 25, 2016 (the "**Series B Designation**"); the Series D Preferred were established by the filing of a Certificate of Designations with the Secretary of State of Nevada on July 3, 2019 (the "**Series D Designation**"); the Series E Preferred were established by the filing of a Certificate of Designation with the Secretary of State of Nevada on July 3, 2019 (the "**Series E Designation**"); and the Series F Preferred were established by the filing of a Certificate of Designation with the Secretary of State of Nevada on July 3, 2019 (the "**Series F Designation**" and collectively, the Series F Designation, Series E Designation, Series D Designation, Series B Designation and Series A Designation, the "**Designations**"); and

WHEREAS, the Board believes that it is in the best interests of the Company to authorize and approve the filing of Certificates of Withdrawal with the Secretary of State of Nevada to affect the withdrawal and termination of the Designations (collectively, the "**Certificates of Withdrawal**").

---

[1] https://www.sec.gov/Archives/edgar/data/1309082/000143209311000738/ex3-1.htm
[2] https://www.sec.gov/Archives/edgar/data/1309082/000158069516000674/ex3-1.htm
[3] https://www.sec.gov/Archives/edgar/data/1309082/000158069519000270/ex3-2.htm
[4] https://www.sec.gov/Archives/edgar/data/1309082/000158069519000270/ex3-3.htm and https://www.sec.gov/Archives/edgar/data/1309082/000158069519000270/ex3-4.htm
[5] https://www.sec.gov/Archives/edgar/data/1309082/000158069519000270/ex3-5.htm

NOW THEREFORE BE IT RESOLVED THAT, the withdrawal of the Designations and the filing of the Certificates of Withdrawal with the Secretary of State of Nevada, are hereby approved, confirmed, ratified and acknowledged by the Board; and it is further

Closing Resolutions

RESOLVED, that each officer of the Company be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Company, any and all documents, and to perform any and all acts necessary to reflect the Directors' approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that this Consent may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument. Any electronic signature of a signatory to this Consent is intended to authenticate such writing and shall be as valid, and have the same force and effect as a manual signature.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of Camber Energy, Inc., do hereby execute this consent the 15th day of May 2020, to be effective as of the same date.

DIRECTORS:

____

ROBERT SCHLEIZER
DIRECTOR

____

FRED S. ZEIDMAN
DIRECTOR

____

JAMES G. MILLER
DIRECTOR

NOW THEREFORE BE IT RESOLVED THAT, the withdrawal of the Designations and the filing of the Certificates of Withdrawal with the Secretary of State of Nevada, are hereby approved, confirmed, ratified and acknowledged by the Board; and it is further

Closing Resolutions

RESOLVED, that each officer of the Company be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Company, any and all documents, and to perform any and all acts necessary to reflect the Directors' approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that this Consent may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument. Any electronic signature of a signatory to this Consent is intended to authenticate such writing and shall be as valid, and have the same force and effect as a manual signature.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of Camber Energy, Inc., do hereby execute this consent the 15th day of May 2020, to be effective as of the same date.

DIRECTORS:

____
ROBERT SCHLEIZER
DIRECTOR

____
FRED S. ZEIDMAN
DIRECTOR

____
JAMES G. MILLER
DIRECTOR

NOW THEREFORE BE IT RESOLVED THAT, the withdrawal of the Designations and the filing of the Certificates of Withdrawal with the Secretary of State of Nevada, are hereby approved, confirmed, ratified and acknowledged by the Board; and it is further

Closing Resolutions

RESOLVED, that each officer of the Company be and hereby is authorized, empowered and directed to execute and deliver, in the name of and on behalf of the Company, any and all documents, and to perform any and all acts necessary to reflect the Directors' approval and ratification of the resolutions set forth above; and it is further

RESOLVED, that this Consent may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument. Any electronic signature of a signatory to this Consent is intended to authenticate such writing and shall be as valid, and have the same force and effect as a manual signature.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of Camber Energy, Inc., do hereby execute this consent the 15 th day of May 2020, to be effective as of the same date.

DIRECTORS:

____
ROBERT SCHLEIZER
DIRECTOR

____
FRED S. ZEIDMAN
DIRECTOR

____
JAMES G. MILLER
DIRECTOR